Exhibit 10.14

BK Technologies Corporation

2017 Incentive Compensation Plan

STOCK OPTION AGREEMENT

All capitalized terms used in this Stock Option Agreement, but not otherwise defined herein, shall have the meanings ascribed to them in the BK Technologies Corporation 2017 Incentive Compensation Plan (the “Plan”).

I.	NOTICE OF STOCK OPTION GRANT

Optionholder Name:
Address:

The Optionholder (as designated above) has been granted an Option to purchase Shares of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Date of Grant:
Exercise Price per Share:
Total Number of Shares Granted:
Total Exercise Price:
Type of Option:
Expiration Date:
Vesting Schedule:	Provided that the Optionholder remains in Continuous Service through each vesting date, this Option will become vested and exercisable according to the following schedule: [__].

II.	STOCK OPTION AGREEMENT

1.	Grant of Option.

(a)    The Company hereby grants to the Optionholder named in the Notice of Stock Option Grant (the “Optionholder”), an option (the “Option”) to purchase the number of Shares set forth in the Notice of Stock Option Grant, at the exercise price per Share set forth in the Notice of Stock Option Grant (the “Exercise Price”), and subject to the terms and conditions of the Plan, which is incorporated herein by reference.  Subject to Section 22(d) of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Stock Option Agreement (the “Option Agreement”), the terms and conditions of the Plan shall prevail.

(b)    If this Option is designated in the Notice of Grant above as an “Incentive Stock Option” or “ISO”, then it is intended to be treated, and shall be treated, as an Incentive Stock Option to the maximum extent permitted under the Plan and the Code, and only to the extent that such Option does not so qualify as an Incentive Stock Option, then it shall be treated to such extent as a Nonqualified Stock Option (for example, if this Option is designated as an “Incentive Stock Option” or “ISO”, then, notwithstanding this designation, this Option shall be treated as a Nonqualified Option to the extent that the aggregate Fair Market Value of the Shares (determined as of the Date of Grant) with respect to which this Option (and all other Incentive Stock Options granted to the Optionholder under any plans of the Company and its Subsidiaries) first becomes exercisable during any calendar year is greater than $100,000). If this Option is designated in the Notice of Grant above as a “Nonqualified Stock Option” or “NSO”, then it is intended to be treated, and shall in all cases be treated, as a Nonqualified Stock Option.

2.	Exercise of Option.

(a) Right to Exercise.  This Option shall be exercisable during its term in accordance with the applicable provisions of the Plan and this Option Agreement. Notwithstanding the vesting schedule set forth above, (i) in the event of a Change in Control, the exercisability of this Option will be subject to the applicable provisions of Section 21 of the Plan; and (ii) the Committee may, in its sole discretion, provide for the full or partial acceleration of vesting and exercisability of this Option in connection with the termination of the Optionholder’s Continuous Service for any reason prior to a vesting date, including, but not limited to, termination of Continuous Service as a result of the Optionholder’s death or “Disability”, defined as the Optionholder’s permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

(b) Method of Exercise.  This Option shall be exercisable by delivery of an exercise notice in the form attached as Exhibit A (the “Exercise Notice”) which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Company.

The Option shall be deemed exercised when the Company receives (i) written or electronic notice of exercise (in accordance with this Option Agreement) from the Optionholder (or other person entitled to exercise the Option); (ii) full payment for the Shares with respect to which the Option is exercised; (iii) payment of any required tax withholding; and (iv) any other documents required by this Option Agreement or the Exercise Notice.  Full payment may consist of any consideration and method of payment permitted by this Option Agreement.  Shares issued upon exercise of an Option shall be issued in the name of the Optionholder or, if requested by the Optionholder and permitted under applicable law, in the name of the Optionholder and his or her spouse.  Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option.  The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 16 of the Plan.

Exercise of this Option in any manner shall result in a decrease in the number of Shares thereafter available for sale under the Option, by the number of Shares as to which the Option is exercised.

(c) Legal Compliance. No Shares shall be issued pursuant to the exercise of this Option unless such issuance and such exercise complies with applicable laws and the requirements of any governmental or regulatory agency or stock exchange.  Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionholder on the date on which the Option is exercised with respect to such Shares.

3.   Term.  Optionholder may not exercise the Option before the commencement of its term or after its term expires.  During the term of the Option, Optionholder may only exercise the Option to the extent vested.  The term of the Option commences on the Date of Grant and, except as otherwise provided pursuant to Section 21 of the Plan in connection with a Change in Control, expires upon the earliest of the following:

(a) With respect to the unvested portion of the Option, upon termination of Optionholder’s Continuous Service;

(b) With respect to the vested portion of the Option, three (3) months after the termination of Optionholder’s Continuous Service for any reason other than Optionholder’s death or Disability;

(c) With respect to the vested portion of the Option, twelve (12) months after the termination of Optionholder’s Continuous Service by reason of Optionholder’s death or Disability; or

(d) The day before the tenth (10th) anniversary of the Date of Grant.

4.   Method of Payment.  Payment of the aggregate Exercise Price shall be, to the extent permitted by applicable law, any combination of:

(a) cash or check;

(b) subject to the Company’s approval at the time of exercise, consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan; or

(c) surrender to the Company of other Shares which, (i) in the case of Shares acquired from the Company, either directly or indirectly, have been owned by the Optionholder for such period of time on the date of surrender such that will avoid an expense for financial accounting purposes, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of Shares being acquired pursuant to exercise of  this Option.  Shares from the portion of this Option to be exercised may be used to pay the exercise price to the extent that such use will not increase the compensation expense related to this Option for financial accounting purposes.

5.   Non-Transferability of Option. This Option is transferable by will or by the laws of descent and distribution.  In addition, Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.  Further, but only if and to the extent that this Option constitutes a Nonqualified Stock Option, the Option also may be transferable to Optionholder’s “family member” upon written consent of the Company if the transfer is not for value and at the time of transfer, a Form S-8 registration statement under the Securities Act of 1933, as amended (the “Securities Act”) is available for the exercise of the Option and the subsequent resale of the underlying Shares after such transfer.  For purposes hereof, the term “family member” shall have the meaning assigned to it in the general instructions of a Form S-8 registration statement (or any successor form adopted under the Securities Act).

6.   Tax Obligations.

(a) Tax Consequences.  Optionholder has reviewed with Optionholder’s own tax advisors the federal, state, local and foreign tax consequences of this Option.  Optionholder is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.  Optionholder understands that Optionholder (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Option Agreement and the Plan.

(b) Withholding Taxes.  Optionholder may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Shares under this Option by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Optionholder by the Company) or by a combination of such means:  (i) tendering a cash payment; (ii) authorizing the Company to withhold Shares from the Shares otherwise issuable to Optionholder as a result of the exercise or acquisition of stock under this Option; provided, however, that no Shares are withheld with a value exceeding the amount of tax required to be withheld by law based on the maximum statutory tax rates in the applicable taxing jurisdictions; or (iii) delivering to the Company owned and unencumbered Shares.  Optionholder agrees to make appropriate arrangements with the Company for the satisfaction of all federal, state, local and foreign income and employment tax withholding requirements applicable to the Option exercise.  Optionholder acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

7.   Entire Agreement; Governing Law.  The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionholder with respect to the subject matter hereof, and may not be modified adversely to the Optionholder’s interest except by means of a writing signed by the Company and Optionholder.  This Option Agreement shall be construed and enforced under the laws of the State of Nevada, without regard to choice of law provisions thereof.

8.   No Guarantee of Continued Service.  Optionholder acknowledges and agrees that nothing in this Option Agreement or the Plan confer upon Optionholder any right to continued employment or other service with the Company or any Subsidiary or affiliate.

9.   Data Privacy. In order to administer the Plan, the Company may process personal data about the Optionholder. Such data includes, but is not limited to the information provided in this Option Agreement and any changes thereto, other appropriate personal and financial data about the Optionholder such as home address and business addresses and other contact information and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan. By signing this Option Agreement, the Optionholder gives explicit consent to the Company to process any such personal data. The Optionholder also gives explicit consent to the Company to transfer any such personal data outside the country in which the Optionholder works or is employed, including, if the Optionholder is not a U.S. resident, to the United States, to transferees that shall include the Company and other persons who are designated by the Company to administer the Plan.

10.   Plan and Prospectus Delivery. By signing this Option Agreement, the Optionholder acknowledges that a copy of the Plan, the Plan Summary and Prospectus, and the Company's most recent Annual Report and Proxy Statement (the “Prospectus Information”) either have been received by or provided to the Optionholder, and the Optionholder consents to receiving the Prospectus Information electronically, or, in the alternative, agrees to contact the Chief Financial Officer of the Company to request a paper copy of the Prospectus Information at no charge. The Optionholder also represents that he or she is familiar with the terms and provisions of the Prospectus Information and hereby accepts the Option on the terms and subject to the conditions set forth herein and in the Plan. The Optionholder hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Option. The Optionholder further agrees to notify the Company upon any change in the residence address indicated below.

IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement as of the Date of Grant.

BK TECHNOLOGIES CORPORATION

By:
Name:	John Suzuki
Title:	Chief Executive Officer

OPTIONHOLDER

By:
Name:
Address:

EXHIBIT A

BK Technologies Corporation

2017 INCENTIVE COMPENSATION PLAN

EXERCISE NOTICE

BK Technologies Corporation

7100 Technology Drive

West Melbourne, Florida 32904

Attention:  Chief Financial Officer

1. Exercise of Option.  Effective as of today, _____________, 20__, the undersigned (“Optionholder”) hereby elects to exercise Optionholder’s option to purchase _________ shares of the Common Stock (the “Shares”) of BK Technologies Corporation (the “Company”) under and pursuant to the Company’s 2017 Incentive Compensation Plan (the “Plan”) and the Stock Option Agreement dated ____________, 20__ (the “Option Agreement”).

2. Delivery of Payment and Required Documents.  Optionholder herewith delivers to the Company the full purchase price of the Shares, as set forth in the Notice of Stock Option Grant in Part I of the Option Agreement, and any and all withholding taxes due in connection with the exercise of the Option.  In addition, Optionholder herewith delivers any other documents required by the Company.

3. Representations of Optionholder.  Optionholder acknowledges that Optionholder has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

4. Rights as Stockholder.  Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option.  The Shares shall be issued to the Optionholder as soon as practicable after the Option is exercised in accordance with the Option Agreement.  No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in Section 16 of the Plan.

5. Tax Consultation.  Optionholder understands that Optionholder may suffer adverse tax consequences as a result of Optionholder’s purchase or disposition of the Shares.  Optionholder represents that Optionholder has consulted with any tax consultants Optionholder deems advisable in connection with the purchase or disposition of the Shares and that Optionholder is not relying on the Company for any tax advice.

6. Successors and Assigns.  The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth in the Option Agreement, this Exercise Notice shall be binding upon Optionholder and his or her heirs, executors, administrators, successors and assigns.

7. Interpretation.  Any dispute regarding the interpretation of this Exercise Notice shall be submitted by Optionholder or by the Company forthwith to the Committee which shall review such dispute at its next regular meeting.  The resolution of such a dispute by the Committee shall be final and binding on all parties.

8. Governing Law.  This Exercise Notice shall be construed and enforced under the laws of the State of Nevada, without regard to choice of law provisions thereof.

9. Entire Agreement.  The Plan and Option Agreement are incorporated herein by reference.  All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Option Agreement.  This Exercise Notice, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionholder with respect to the subject matter hereof, and may not be modified adversely to the Optionholder’s interest except by means of a writing signed by the Company and Optionholder.

IN WITNESS WHEREOF, the parties hereto have executed this Exercise Notice as of the Date of Grant.

BK TECHNOLOGIES CORPORATION

By:
Name:
Title:

OPTIONHOLDER

By:
Name:
Address: